SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

Filed by the Registrant     |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
                                             |_|  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e) (2))
                                                   (2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            AlphaNet Solutions, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)
--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
      |X|  No fee required.
      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
      (5) Total fee paid:
--------------------------------------------------------------------------------
      |_|  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
      (1)  Amount Previously Paid:
--------------------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
      (3)  Filing Party:
--------------------------------------------------------------------------------
      (4)  Date Filed:
--------------------------------------------------------------------------------

                            ALPHANET SOLUTIONS, INC.
                               7 Ridgedale Avenue
                         Cedar Knolls, New Jersey 07927



                                                                  April 16, 2001

To Our Shareholders:

           You are most cordially invited to attend the 2001 Annual Meeting of Shareholders of AlphaNet Solutions, Inc. at 9:00 a.m., local time, on Friday, May 18, 2001 (the "Meeting") at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey.

           The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Meeting.

           It is important that your shares be represented at this Meeting to assure the presence of a quorum. Whether or not you plan to attend the Meeting, we hope that you will assure that your shares are represented at the Meeting by signing, dating and returning your proxy as soon as possible in the enclosed envelope, which requires no postage if mailed in the United States. Your shares will be voted in accordance with the instructions on your proxy.

           Thank you for your continued support.


                                             Sincerely,


                                             Stan Gang
                                             Chairman & CEO

                            ALPHANET SOLUTIONS, INC.
                               7 Ridgedale Avenue
                         Cedar Knolls, New Jersey 07927

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 18, 2001

           The Annual Meeting of Shareholders (the "Meeting") of AlphaNet Solutions, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey, on Friday, May 18, 2001, at 9:00 a.m., local time, for the following purposes:

(1) To elect five directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

(2)        To  ratify  the   appointment   of   PricewaterhouseCoopers   LLP  as
           independent accountants for the year ending December 31, 2001; and

(3) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

           Only holders of record of common stock of the Company at the close of business on March 30, 2001 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

           IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANYTIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE REPRESENTED.

                                             By Order of the Board of Directors,



                                             Jack P. Adler, Secretary
Cedar Knolls, New Jersey
April 16, 2001

                THE COMPANY'S 2000 ANNUAL REPORT TO SHAREHOLDERS
                       ACCOMPANIES THIS PROXY STATEMENT.


                            ALPHANET SOLUTIONS, INC.
                               7 Ridgedale Avenue
                         Cedar Knolls, New Jersey 07927

                          ----------------------------

                                 PROXY STATEMENT
                          ----------------------------

           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AlphaNet Solutions, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Friday, May 18, 2001 (the "Meeting"), at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey at 9:00 a.m., local time, and at any adjournment or adjournments thereof. Only holders of record of common stock of the Company, $0.01 par value ("Common Stock"), as of the close of business on March 30, 2001, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 6,404,950 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

           If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted: (i) FOR the election of the five nominees for director named in this Proxy Statement; (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the year ending December 31, 2001; and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other matters which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted by giving notice to the Secretary of the Company or by submitting a duly executed proxy bearing a later date. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

           The presence, in person or by proxy, of holders of shares of Common Stock representing a majority of the shares of Common Stock outstanding constitutes a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. Appointment of the Company's independent accountants will be ratified upon the affirmative vote of a majority of the votes cast at the Meeting, provided a quorum is present in person or by proxy.

           Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, but are not counted as a vote cast at the Meeting and thus have no effect on the outcome. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted as votes cast for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

           This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about April 16, 2001. The Annual Report to Shareholders of the Company for the year ended December 31, 2000, including financial statements (the "Annual Report") is being mailed together with this Proxy Statement to all shareholders of record as of March 30, 2001. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report to permit such record holders to supply such materials to beneficial owners determined as of March 30, 2001.

                                     Item I

                              ELECTION OF DIRECTORS

           General. At the Meeting, five directors, constituting the entire Board of Directors, are to be elected to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. In the event any of the nominees should become unavailable or unable to serve as a director, the persons named in the accompanying proxy intend to vote for such other person or persons, as the Board of Directors may designate as a substitute nominee. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

           Set forth below is a brief description of each nominee for director, including name, age and principal occupation or employment during the past five years.

                       Nominees for Election as Directors
                       ----------------------------------

STAN GANG

           Stan Gang, 66, founded the Company and is currently Chairman of the Board and Chief Executive Officer of the Company. From 1984 through June 1999, Mr. Gang served as Chairman of the Board and Chief Executive Officer of the Company. From June 1999 to March 2001, Mr. Gang was Chairman of the Board of the Company. Mr. Gang has nearly 40 years of experience in the computer sales and services industry. Prior to joining the Company, Mr. Gang was employed in various management capacities by IBM Corporation, MAI Equipment Corporation and Memorex Telex. Mr. Gang has been a Director of the Company since 1984. Mr. Gang is the father of Michael Gang, a nominee for Director described below.

MICHAEL GANG

           Michael Gang, 34, joined the Company in April 1989 and has been a National Account Manager/Sector Director of the Company since that time. From September 1995 through October 1997, he also served as Secretary of the Company. Mr. Gang has been a Director of the Company since September 1995. Mr. Gang is the son of Stan Gang, a nominee for Director described above.

IRA COHEN

           Ira Cohen, 49, has, since 1988, served as a Managing Director of Updata Capital, Inc., an investment banking firm focused on mergers and acquisitions in the information technology industry. Mr. Cohen founded Updata Software, Inc. and, from 1986 to 1988, served as that company's Chief Financial Officer. Mr. Cohen is also a director of Datastream Systems, Inc. Mr. Cohen holds a Bachelor of Science degree in Accounting from the City University of New York and is a registered Certified Public Accountant in New York and New Jersey. Mr. Cohen has been a Director of the Company since May 1999.

THOMAS F. DORAZIO

           Thomas F. Dorazio, 43, has, since 1995, been Vice President of Information Services for the New York State Electric and Gas Corporation ("NYSE&G") and, since 1998, Chairman of the Board of Energy East Telecommunications, Inc., a wholly-owned subsidiary of Energy East Corporation. Mr. Dorazio also serves on the Advisory Board of the Syracuse University Center for Business Information Technologies. Mr. Dorazio has been a Director of the Company since May 1999.

DOREEN A. WRIGHT

           Doreen A. Wright, 44, is a senior technology and operations executive. Prior to the acquisition of Nabisco by Philip Morris, from 1999 to 2001, Ms. Wright was the Executive Vice President and Chief Information Officer for Nabisco, Inc. From 1995 to 1998, she was Senior Vice President, Operations & Systems of Prudential Investments, a division of the Prudential Insurance Company of America. Ms. Wright currently serves on the Rutgers Business Board of Advisors and on the Board of Trustees of the American Repertory Ballet. Ms. Wright has been a Director of the Company since March 2001.

           The Board of Directors recommends that shareholders vote "FOR" each of the nominees for the Board of Directors.

Committees and Meetings of the Board
------------------------------------

           In 2000, the Board of Directors held 10 meetings, the Audit Committee held 3 meetings, the Compensation Committee held 0 meetings, and the Options Committee held 0 meetings. There is no standing nominating committee. Each director attended 100% of the meetings of the Board of Directors and of the committees of which he was a member.

           Audit Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants. The current members of the Audit Committee are Messrs. Cohen (Chairperson) and Dorazio. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to this proxy statement. Effective June 1, 2001, the Audit Committee will consist of no fewer than three independent directors, as defined in NASD Rule 4200.

           Compensation Committee. The Compensation Committee approves salaries and certain incentive compensation for management and key employees of the Company and administers the Employee Stock Purchase Plan. The current members of the Compensation Committee are Messrs. Dorazio (Chairperson) and (Stanley) Gang.

           Options Committee. The Options Committee administers the Company's 1995 Stock Plan. The current members of the Options Committee are Messrs. Cohen (Chairperson) and Dorazio.


Compensation of Directors
-------------------------

           The Company's non-employee directors currently receive compensation of $1,500 per meeting for each meeting attended, other than brief telephonic meetings. In addition, each of the non-employee directors who serve on the Audit, Option and/or Compensation Committees of the Board of Directors receives a $500 fee per meeting attended for each regularly-scheduled committee meeting held on a day or days other than the day of a regularly-scheduled Board of Directors meeting. The Company also provides reimbursement to directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors and its Committees.

           Pursuant to the Company's 1995 Non-Employee Director Stock Option Plan, non-employee directors also receive fully-vested options to purchase 5,000 shares of Common Stock upon the date first elected a director and an additional 5,000 fully-vested options upon the date of re-election at the annual meeting of shareholders. Directors who are employees of the Company are eligible to participate in the Company's 1995 Stock Plan.


                               EXECUTIVE OFFICERS

           The following table identifies the current executive  officers of the
Company:


                       Age         Capacities in Which Served                       In Current Position Since
                       ---         --------------------------
 Stan Gang             66          Chairman of the Board                            June 1984
 Vincent Tinebra       43          President and Chief Operating Officer            March 2001

 William S. Medve      41          Executive Vice President, Chief Financial        April 2000
                                   Officer and Treasurer

 Jack P. Adler         47          Executive Vice President,                        March 1999
                                   Secretary and General Counsel


           For  biographical   information  concerning  Mr.  Gang,  see  Item  1
"Election of Directors" beginning on page 2.

VINCENT TINEBRA

           Vincent Tinebra, 43, joined the Company in March 2001 as President and Chief Operating Officer. From 1990 to 2000, Mr. Tinebra was a senior executive with Inacom Corporation (formerly Vanstar Corporation), where he served as Senior Vice President, Solution Delivery Field Operations (2000), Senior Vice President of Professional Services, Eastern Region (1998 to 2000) and Senior Vice President of Sales (1996 to 1998).

WILLIAM S. MEDVE

      William S. Medve, 41, joined the Company in April 2000 as Senior Vice President, Chief Financial Officer and Treasurer. In March 2001, he was named an Executive Vice President of the Company. From 1997 to 2000, Mr. Medve was Senior Vice President, Finance of Microwarehouse, Inc. Prior thereto, from 1994 to 1997, he was Chief Financial Officer of various business units of The Walt Disney Co.

JACK P. ADLER

           Jack P. Adler, 47, joined the Company in March 1999 as Senior Vice President, Secretary and General Counsel. In March 2001, he was named an Executive Vice President of the Company. From 1997 to 1999, Mr. Adler was Senior Vice President, Secretary and General Counsel of EA Engineering, Science and Technology, Inc. Previously, from 1983 to 1996, he was in-house counsel for several leading corporations in the telecommunications, computer, and environmental industries. Mr. Adler is a member of the American and New Jersey Corporate Counsel Associations and the New Jersey General Counsels Group.


           Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualify.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

           Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (the "Reporting Persons") to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All Reporting Persons are required by SEC regulation to furnish the Company with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a).

           Based on a review of these filings, the Company believes that all required filings were timely made.

                             EXECUTIVE COMPENSATION

           Summary   Compensation   Table.   The  following   table  sets  forth
compensation information for all individuals serving as the Company's Chief Executive Officer or acting in a similar capacity during the last completed fiscal year, the other most highly compensated executive officers of the Company who were serving as executive officers of the Company at the end of the last fiscal year, and two additional individuals who were no longer serving as executive officers of the Company at the end of the last fiscal year.


                           SUMMARY COMPENSATION TABLE

                                                                                                     Long-Term
                                                                                                    Compensation
                                                               Annual Compensation                     Awards
------------------------------------------------------------------------------------------------ -------------------- --------------
                                                                                                     Securities           All Other
                                  Fiscal                                     Other Annual            Underlying         Compensation
Name and Principal Position        Year       Salary ($)      Bonus ($)     Compensation (6)($)       Options (#)            (7)($)
--------------------------------- -------    ------------- -------------- ---------------------- -------------------- --------------
Stan Gang,                        2000       250,016             -                  -                     -                  1,400
Chairman & CEO                    1999       250,000             -                  -                     -                  2,308
                                  1998       250,000             -                  -                     -                  2,480

Donald A. Deieso (1)              2000       240,000             -                  -                     -                    -
Former President and Chief        1999       128,307          96,000                -                  105,000                 -
Executive Officer

William S. Medve (2)              2000       136,615          10,000                -                   50,000               2,510
Executive Vice President,
Chief Financial Officer and
Treasurer

Jack P. Adler (3)                 2000       157,692          10,000                -                   20,000               3,400
Executive Vice President,         1999       122,308          45,000                -                   20,000               2,529
Secretary and General
Counsel

John Centinaro (4)                2000       131,650             -               48,462                   -                  3,295
Former Chief Operating Officer    1999       180,000          54,000                -                   15,000               2,736
                                  1998       148,590             -                  -                     -                  3,200

Dennis Samuelson (5)              2000       135,066             -               31,731                   -                  3,000
Former Senior Vice President      1999       165,000          23,100                -                   20,000               3,200
-Professional Development         1998       153,846             -                  -                     -                  2,967



(1) Mr. Deieso joined the Company in June 1999 as President and Chief Executive Officer. He was separated from the Company in March 2001.

(2) Mr. Medve joined the Company in April 2000 as Senior Vice President, Chief Financial Officer and Treasurer.

(3) Mr. Adler joined the Company in March 1999 as Senior Vice President, Secretary and General Counsel.

(4)      Mr. Centinaro was separated from the Company in August 2000.

(5)      Mr. Samuelson was separated from the Company in October 2000.

(6) The costs of certain benefits are not included because they did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.

(7) Represents 401(k) contributions made by the Company on behalf of each named executive officer.

                           STOCK OPTION GRANTS IN 2000

           The following table sets forth information regarding stock options granted during the fiscal year ended December 31, 2000 pursuant to the Company's 1995 Stock Plan to each of the named executive officers of the Company.

                                                                                                         Potential
                                                                                                         Realizable
                                                                                                      Value At Assumed
                                                                                                      Annual Rates of
                                                                                                        Stock Price
                                                                                                      Appreciation for
                                                                                                     Option Term ($)(1)
                                                                                                     ------------------
                           Number of
                           Securities       % of Total Options
                           Underlying           Granted to           Exercise or
                            Options            Employees In          Base Price         Expiration
         Name               Granted (#)         Fiscal Year            ($/Sh)              Date            5%($)        10%($)
------------------------ ------------------ ---------------------- ------------------ -------------- ------------- ------------
Stan Gang                        -                    -                    -                -             -             -

Donald A. Deieso                 -                    -                    -                -             -             -

William S. Medve              25,000                10.7                 4.50            4/17/10           70,751      179,296
                              25,000                10.7                 3.13            9/26/10           49,211      124,710
Jack P. Adler                 20,000                 8.6                 3.13            9/26/10           39,369       99,768

John Centinaro                   -                    -                    -                -             -             -

Dennis Samuelson                 -                    -                    -                -             -             -


(1) Represents the difference between (i) the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at rates of 5% and 10% per annum, respectively, and (ii) the exercise price of the option.

           Option Exercises and Year-End Option Holdings. The following table sets forth information regarding option exercises during the fiscal year ended December 31, 2000 as well as fiscal 2000 year-end option holdings for each named executive officer of the Company.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                            Shares                             Number of Securities
                           Acquired                           Underlying Unexercised              Value of Unerxercised In-The-
                          on Exercise     Value              Options At Fiscal Year-End             Money Options At Fiscal
             Name             (#)       Realized ($)                      (#)                           Year-End ($) (1)
----------------------- ------------- ----------------- ----------------------------------       ----------------------------------
                                                         Exercisable        Unexercisable        Exercisable        Unexercisable

Stan Gang                      -            -                   -                   -                   -                   -

Donald A. Deieso               -            -                55,000               50,000                -                   -

William S. Medve               -            -                12,500               37,500                -                   -

Jack P. Adler                  -            -                17,000               23,000                -                   -

John Centinaro                 -            -                   0                   0                   -                   -

Dennis Samuelson               -            -                32,500               32,500                -                   -


(1) Based on a year-end fair market value of the underlying securities equal to $1.69 per share.

Employment Contracts, Termination of Employment and Change-of-Control
Arrangements

           The Company has executed indemnification agreements with certain of its executive officers, pursuant to which the Company has agreed, subject to certain exceptions, to indemnify each such officer to the fullest extent permitted by law if such officer becomes subject to an action arising out of the discharge of his duties as an officer, employee, agent or fiduciary of the Company

           Effective March 12, 2001, the Company entered into a Change-of-Control Agreement with Vincent Tinebra, President and Chief Operating Officer. Pursuant to the agreement, Mr. Tinebra is entitled to the continuation of salary and benefits for one year in the event that a "change-of-control" results in either the involuntary termination of his employment with the Company or his voluntary resignation from the Company due to a reduction in salary or benefits. In addition, in the event of such "change-of-control," all stock options issued to Mr. Tinebra immediately vest and become exercisable. The Company entered into similar agreements with Messrs. Medve and Adler on June 8, 2000 and June 8, 1999, respectively. Similar agreements entered into with Mr. Deieso on June 8, 2000 and with Messrs. Centinaro and Samuelson on June 8, 1999 terminated upon their respective separations from the Company.

           Under these agreements, a "change-of-control" is deemed to have occurred in the event that (i) there is an acquisition (including as a result of merger) by any "person" (as such term is used in Section 13(d) of the Exchange
Act) or persons "acting in concert" of beneficial ownership, directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors of the Company; and (ii) Stanley Gang ceases to be the Chairman of the Board of the Company.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

           The Compensation Committee is comprised of Thomas F. Dorazio (Chairperson), and Stan Gang. Currently, there are no Compensation Committee interlocks between the Company and any other entities involving the Company's executive officers and Board of Directors who serve as executive officers of such entities.

           In connection with the Company's 1996 initial public offering, Stan Gang agreed to indemnify the Company for any and all losses which the Company sustained, up to $1,000,000, arising from or relating to the alleged wrongful conduct of certain former employees of the Company and their current employer (the "Defendants"). Mr. Gang advanced $675,000 to the Company in furtherance of this agreement. Pursuant to an amendment to his indemnification agreement adopted by the Company's Board of Directors in February 2000, upon consummation of the settlement of the Company's litigation against the Defendants on August 10, 2000, the Company reimbursed Mr.Gang for the $675,000 he previously advanced to the Company.

           Mr. Cohen, a director and member of the Audit and Options Committees, is a principal of Fallen Angel Capital LLC ("Fallen Angel"), a Delaware limited liability company which is the general partner of Fallen Angel Equity Fund, L.P., a Delaware limited partnership which owns more than 10% of the Common Stock of the Company. In May 2000, the Company's shareholders authorized the issuance to Fallen Angel of a warrant (the "Warrant") to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $5.00 per share, exercisable for a period of one year commencing on May 19, 2000 and ending on May 18, 2001. The Warrant was issued in consideration for investment banking advisory services rendered by Fallen Angel in connection with the Company's preferred stock investment in nex-i.com Inc., in which Fallen Angel Equity Fund, L.P. also participated.

           In October 2000, the Company's Board of Directors authorized the execution of an engagement letter with Fallen Angel, pursuant to which Fallen Angel was engaged on an exclusive basis as a financial advisor to assist the Company's management and Board of Directors in examining strategic alternatives to maximize shareholder value. The engagement, which may be terminated by either party on thirty days' prior notice, provides for the payment of a "success" fee to Fallen Angel of the aggregate consideration paid in any transaction. The engagement letter also contains customary expense reimbursement and indemnification provisions. Mr. Cohen is a principal of Fallen Angel. To date, no transactions have been consummated pursuant to this engagement.

Performance Graph

           The graph set forth below shows the cumulative total shareholder return (i.e., price change plus reinvestment of dividends) on the Company's Common Stock, for the period beginning on March 21, 1996, the date on which the SEC declared effective the Company's Form S-1 Registration Statement pursuant to
Section 12 of the Exchange Act and ending on December 31, 2000, the last day of the Company's last completed fiscal year, as compared over such period with: (i) the Nasdaq Composite Index, and (ii) the Peer Group Index (capitalization weighted). The stock performance graph assumes that $100 was invested on March 21, 1996. The stock performance shown on the graph below is not indicative of future price performance.

                      COMMON STOCK PERFORMANCE GRAPH(1)(2)
                  Among the Company, the Nasdaq Composite Index
                           and the Peer Group Index(3)
                            (Capitalization Weighted)


[GRAPHIC OMITTED]

                                                                    Cumulative Total Return
                                    -------------- -------------- -------------- -------------- ------------- --------------
                                       3/21/96         12/96          12/97          12/98         12/99          12/00
                                    -------------- -------------- -------------- -------------- ------------- --------------
ALPHANET SOLUTIONS, INC.               100.00         147.97         106.35          34.10         37.58          15.61
NASDAQ STOCK MARKET (U.S.)             100.00         117.82         144.30         203.49        378.18        227.59
PEER GROUP                             100.00         123.69          98.10          71.44         70.28          39.72


(1)      Graph assumes $100  invested on March 21, 1996 in the Company's  Common
         Stock,   the  Nasdaq   Composite   Index  and  the  Peer  Group   Index
         (capitalization weighted).

(2)      Cumulative total return assumes reinvestment of dividends, if any.

(3) The Company has constructed a Peer Group Index consisting of other computer systems integrators that also provide information technology consulting services to their clients, including CompuCom Systems, Inc., Datatec Systems, Inc., Government Technology Services, Inc., Micros-to-Mainframes, Inc., Pomeroy Computer Resources, Inc., and TransNet Corporation. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

           The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on the Company's performance.

           The Compensation Committee generally reviews and determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance.

           The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options, auto allowance, and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

           Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

           Certain senior executives and key managers who have a direct and measurable ability to impact the Company's financial results are eligible to participate in the Company's Incentive Plan, subject to approval by the Compensation Committee. The purpose of the plan is to motivate senior executives through variable compensation toward the attainment of corporate and individual goals. Each participant is assigned an incentive target expressed as a percentage of base salary. The incentive target is based on two independent categories: corporate earnings per share, and business unit financial performance objectives.

           During 2000, all executive officers, including the Chief Executive Officer, and certain other corporate officers, were eligible to receive a bonus equal to 30% of their base salary if the Company achieved significant operating profitability. Because the Company failed to attain significant operating profitably and incurred operating losses in 2000, no bonuses were disbursed to executive officers of the Company, except that Messrs. Medve and Adler were awarded nominal bonuses in recognition of their successful management of their respective areas of responsibility and extraordinary efforts on the Company's behalf.

           The stock option program is designed to relate executives' and certain middle managers' long-term interests to shareholders' long-term interests. In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

           Based on review of available information, the Committee believes that the former Chief Executive Officer's total annual compensation was reasonable and appropriate given the size and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during 2000, such as the ongoing transition of the Company from a computer systems integrator to a professional and network services firm.
                                               Compensation Committee


                                               Thomas F. Dorazio (Chairperson)
                                               Stan Gang

Report of the Audit Committee
-----------------------------

           The Audit Committee of the Board of Directors is comprised entirely of independent outside directors. Consistent with Nasdaq rules, effective June 1, 2001, the Audit Committee will consist of no fewer than three independent directors, as defined in NASD Rule 4200. Its primary function is to oversee the Company's system of internal controls, financial reporting practices and audit function to ensure their quality, integrity and objectivity. The Board of Directors has adopted and approved a written charter for the Audit Committee attached as Exhibit A.


           For fiscal 2000, the Audit Committee reviewed the overall audit scope, plans and results of the audit engagement. The Committee also with the independent auditors to discuss the year's audit. In addition, the Committee reviewed and discussed the Company's annual financial statements with management before issuance.


           The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, Communication with Audit Committees, of the Auditing Standards Board of the American Institute of Certified Public Accountants, to the extent applicable. The Audit Committee has also received and reviewed the written disclosures and confirmation from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, of the Independence Standards Board, and has discussed with the auditors the auditors' independence.


           Based on the  foregoing  review and  discussions,  and in reliance on
Section 14A:6-14(2) of the New Jersey Business Corporation Act permitting reliance on the reports prepared by an independent public accountant or certified public accountant or firm of such accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                 Audit Committee


                                 Ira Cohen, Chairman
                                 Thomas F. Dorazio

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           There are, as of March 30, 2001, approximately 316 holders of record and approximately 2,574 beneficial owners of the Company's Common Stock. The following table sets forth certain information, as of March 30, 2001, with respect to holdings of the Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's directors, nominees, and named executive officers, and (iii) all directors and executive officers as a group.


    Name and Address                      Amount and Nature of
 of Beneficial Owner(1)                  Beneficial Ownership(1)         Percent of Class(2)
-----------------------------------      -----------------------         -------------------
Certain Beneficial Owners:

Stan Gang (3)                                     1,938,000                       29.98%
   7 Ridgedale Avenue
   Cedar Knolls, NJ 07927

Fallen Angel Equity Fund, L.P. (4)                 687,100                        10.63%
   c/o Fallen Angel Capital, LLC
   125 Half Mile Road
   Red Bank, NJ 07733

Dimensional Fund Advisors Inc. (5)                 411,100                        6.36%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA  90401

Royce & Associates, Inc. (6)                       317,200                        4.91%
   1414 Avenue of the Americas, 9th Floor
   New York, NY 10019


Directors, nominees, and named executive officers who are not set forth above:

Michael Gang (7)                                    52,000                                *
Ira Cohen (8)                                       10,000                                *
Thomas F. Dorazio (9)                               10,000                                *
Doreen A. Wright (10)                                5,000                                *
William S. Medve (11)                               12,500                                *
Jack P. Adler (12)                                  17,000                                *
Donald A. Deieso (13)                               55,000                                *
John Centinaro (14)                                   -0-                                 *
Dennis Samuelson (15)                               32,500                                *

All directors and executive officers
as a group (10 persons)                          2,132,000                            32.98%


*     Less than one percent

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(2) Applicable ownership percentage is based on 6,404,950 shares of Common Stock outstanding on March 30, 2001, plus presently exercisable stock options held by each such holder which are exercisable within the 60 days after March 30, 2001.

(3) Does not include 135,000 shares of Common Stock owned by The Gang Annuity Trust dated January 3, 1994. Mr. Gang disclaims beneficial ownership of such shares.

(4) Pursuant to an amended Schedule 13D filed with the SEC on August 20, 1999. Does not include 200,000 warrants held by Fallen Angel Capital LLC.

(5)      Pursuant to a Schedule 13G filed with the SEC on February 2, 2001.

(6)      Pursuant to a Schedule 13G filed with the SEC on February 7, 2001.

(7) Represents 52,000 shares of Common Stock underlying options which are exercisable as of March 30, 2001 or within the 60 days after such date. Excludes 13,000 shares underlying options which become exercisable over time after such period. In addition, excludes 135,000 shares owned by The Gang Annuity Trust. Mr. Gang disclaims beneficial ownership of such shares.

(8) Represents 10,000 shares of Common Stock underlying options which are exercisable as of March 30, 2001 or within the 60 days after such date. Does not include 634,000 shares of Common Stock owned by Fallen Angel Equity Fund, L.P., a Delaware limited partnership, in which Mr. Cohen is a limited partner. Mr. Cohen disclaims beneficial ownership of such shares of Common Stock.

(9) Represents 10,000 shares of Common Stock underlying options which are exercisable as of March 30, 2001 or within the 60 days after such date.

(10) Represents 5,000 shares of Common Stock underlying options which are exercisable as of March 30, 2001, or within the 60 days after such date.

(11) Represents 12,500 shares of Common Stock underlying options which are exercisable as of March 30, 2001 or within the 60 days after such date. Excludes 37,500 shares underlying options which become exercisable over time after such period.

(12) Represents 17,000 shares of Common Stock underlying options which are exercisable as of March 30, 2001 or within the 60 days after such date. Excludes 23,000 shares underlying options which become exercisable over time after such period.

(13) Represents 55,000 shares of Common Stock underlying options which are exercisable as of March 30, 2001 or within the 60 days after such date. Excludes 50,000 shares underlying options which become exercisable over time after such period.

(14) Represents -0- shares of Common Stock underlying options which are exercisable as of March 30, 2001 or within the 60 days after such date. Excludes -0- shares underlying options which become exercisable over time after such period.

(15) Represents 32,500 shares of Common Stock underlying options which are exercisable as of March 30, 2001 or within the 60 days after such date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           In 2000, the Company paid, as compensation for services rendered to the Company and for sales generated, an aggregate of $491,400 to Michael Gang, the son of Stan Gang, the Company's Chairman of the Board. Michael Gang serves as National Account Manager/Sector Director for the Company and has served as a Director of the Company since September 1995 and as Secretary of the Company from September 1995 to October 1997.

           For transactions involving Stan Gang and Ira Cohen, directors of the Company, see "Compensation Committee Interlocks and Insider Participation."

           In 1995, the Board of Directors adopted a policy requiring that any future transactions between the Company and its officers, directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

                                     Item 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

           The Board of Directors has retained PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2001. PricewaterhouseCoopers LLP also served as independent accountants of the Company for 2000. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as independent accountants.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001.

           One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.


                   PRICEWATERHOUSECOOPERS LLP FEE INFORMATION

           The  fees   billed  for   services   rendered   for  the  Company  by
PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 were as follows:

Audit Fees                                                  $180,000

Financial Information Systems Design and
Implementation Fees                                         $212,000

All Other Fees                                              $107,000



           The Audit Committee has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining the auditor's independence.

                             SHAREHOLDERS' PROPOSALS

           Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by December 17, 2001.

                                  OTHER MATTERS

           The Board of Directors is not aware of any business to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other business should properly come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

           The accompanying proxy is solicited by and on behalf of the Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne directly by the Company.

           In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, facsimile and e-mail by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

           Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

           THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD AS OF MARCH 30, 2001, AND TO EACH BENEFICIAL SHAREHOLDER AS OF THAT DATE UPON WRITTEN REQUEST MADE TO JACK P. ADLER, SECRETARY OF THE COMPANY, 7 RIDGEDALE AVENUE, CEDAR KNOLLS, NEW JERSEY 07927, TELEPHONE NO. (973) 889-3813. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

           PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                  By Order of the Board of Directors,



                                  Jack P. Adler
                                  Secretary

Cedar Knolls, New Jersey
April 16, 2001

                                                                 Exhibit A


                            ALPHANET SOLUTIONS, INC.

                             Audit Committee Charter

The audit committee of ALPHANET SOLUTIONS, INC. (the "Company") will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, system of internal control, audit process, and the Company's process for monitoring compliance with laws and regulations. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and external auditors. To effectively perform their role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the Company's business, operations and risks.

Effective June 1, 2001, the audit committee will consist of at least three members of the board of directors and will meet at least once per year. All members of the committee will be independent directors, one of whom will serve as chairman of the committee, and each of whom will be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. At least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

In meeting the requirement for the minimum size of the audit committee, one director who is not independent and is not a current employee or an immediate family member of an employee may be included if the board of directors, under exceptional and limited circumstances, determines that membership on the audit committee by the individual is required by the best interests of the Company and its shareholders, and the board discloses, in the Company's next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

A.         With respect internal controls, the committee will:

               o Evaluate whether management is setting the appropriate tone by communicating the importance of internal controls and ensuring that all individuals possess an understanding of their respective roles and responsibilities.

               o Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plans for processing financial information in the event of a systems breakdown.

               o Determine whether internal control recommendations made by external auditors have been, or are to be, implemented by management. Ensure that external auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal controls, and other matters specified by the audit committee.

B.         With respect to financial reporting in general, the committee will:

               o    Review   significant   accounting   and  reporting   issues,
                    including recent professional and regulatory pronouncements, and understand their impact on financial statements.

               o Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks.

C.         With respect to annual financial statements, the committee will:

               o Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles.

               o    Pay   particular   attention  to  complex   and/or   unusual
                    transactions such as restructuring charges and convertible securities and/or debenture financings.

               o Focus on judgmental areas such as those involving valuation of assets and liabilities, including, accounting for and disclosure of obsolete or slow moving inventory; loan losses; warranty, product and environmental liability; litigation reserves; and other commitments and contingencies.

               o Meet with management, and the external auditors to review the financial statements and the results of the audit.

               o Consider management's handling of proposed audit adjustments identified by the external auditors.

               o Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the Company and its operations.

               o    Ensure  that  the  external  auditors   communicate  to  the
                    committee as to items specified by the committee.

               o Consider whether the Company's annual financial statements should be included in the Company's Annual Report on Form 10-K.

D.        With respect to interim financial statements, the committee will:

               o Determine how management develops and summarizes quarterly financial information and the extent of external auditor involvement.

               o Obtain explanations from management and from the internal and external auditors on whether:

                    o Actual financial results for the quarter or interim period varied significantly from budgeted or projected results.

                    o    Changes in financial  ratios and  relationships  in the
                         interim financial statements are consistent with changes in the Company's operations and financing practices.

                    o Generally accepted accounting principles have been consistently applied.

                    o There are any actual or proposed changes in accounting or financial reporting practices.

                    o    There  are  any   significant   or  unusual  events  or
                         transactions.

                    o The Company's financial and operating controls are functioning effectively.

                    o The interim financial statements contain adequate and appropriate disclosures.

                    o Determine that the Company's external auditors review the Company's Quarterly Reports on Form 10-Q before filing.

E. The committee will assess the Company's compliance with laws and regulations, including:

               o Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

               o    Review   significant   accounting   and  reporting   issues,
                    including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

               o Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

F.        With respect to internal and external audit, the committee will:

               o Review the external auditor's proposed audit scope and approach.

               o    Review  the   performance  of  the  external   auditors  and
                    recommend to the board of directors the appointment or discharge of the external auditors.

               o Review and confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' written assertion of their independence in accordance with professional standards.

               o Ensure the receipt from external auditors of a formal, written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

               o Engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

               o Take, or recommend that the full board of directors take, appropriate action to oversee, and ensure the independence of, the external auditor.

G. The committee will annually provide a report to the board of directors regarding the above matters.

                           Audit Committee Membership
                              As of: July 13, 2000

                               Ira Cohen, Chairman
                      Members: Ira Cohen, Thomas F. Dorazio

                           Charter Date: July 13, 2000